                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------
Innova Europe Limited                                     United Kingdom

Techinnova S.A.de C.V.                                    Mexico